Exhibit 99.(h).9

AMENDMENT TO SERVICE AGREEMENT

AMENDMENT made as of the 18th day of December, 2013 to the Service Agreement dated July 1, 2009, as amended, among the trusts listed in Appendix A, on behalf of themselves and each of their series, John Hancock Investment Management Services, LLC and John Hancock Advisers, LLC (the “Agreement”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGES IN APPENDIX A

Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to add the following series, as shown in Exhibit A hereto:

John Hancock Investment Trust	–	John Hancock Enduring Equity Fund
John Hancock Investment Trust	–	John Hancock Seaport Fund
John Hancock Investment Trust	–	John Hancock Small Cap Core Fund

2.	EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Leo Zerilli
Leo Zerilli
Senior Vice President and Chief Investment Officer

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Leo Zerilli
Leo Zerilli
Senior Vice President and Chief Investment Officer

By all the Trusts listed in Appendix A

By:	/s/ Hugh McHaffie
Hugh McHaffie
President

Exhibit A

APPENDIX A

John Hancock Bond Trust
John Hancock Global Conservative Absolute Return Fund
John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

John Hancock Current Interest
John Hancock Money Market Fund

John Hancock Funds III
Core High Yield Fund
Disciplined Value Fund
Disciplined Value Mid Cap Fund
Global Shareholder Yield Fund
International Allocation Portfolio
International Core Fund
International Growth Fund
International Value Equity Fund
Rainier Growth Fund
Small Company Fund
Strategic Growth Fund

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust
John Hancock Balanced Fund
John Hancock Enduring Equity Fund
John Hancock Global Opportunities Fund John Hancock Large Cap Equity Fund
John Hancock Seaport Fund
John Hancock Small Cap Core Fund
John Hancock Small Cap Intrinsic Value Fund
John Hancock Sovereign Investors Fund

John Hancock Investment Trust II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund

Exhibit A

John Hancock Investors Trust

John Hancock Municipal Securities Trust
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Series Trust
John Hancock Mid Cap Equity Fund

John Hancock Sovereign Bond
John Hancock Bond Fund

John Hancock Strategic Series
John Hancock Income Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Tax-Exempt Series Fund
John Hancock Massachusetts Tax-Free Income Fund
John Hancock New York Tax-Free Income Fund